Exhibit 99.1

Future Fintech Announces Closing of Khyber Exchange Acquisition

NEW YORK, October 3, 2022 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) (“hereinafter referred to as “Future FinTech”, “FTFT” or “the Company”), a blockchain application technology developer and a fintech service provider, announced today that on September 29, 2022, FTFT UK Limited (“FTFT UK”), a company organized under the laws of the United Kingdom and a wholly owned subsidiary of the Company, closed on the acquisition of Khyber Money Exchange Ltd. (“Khyber Exchange”), a money transfer company.

As previously disclosed, on September 1, 2021, FTFT UK signed a definitive agreement to acquire 100% of the equity of Khyber Exchange from the seller Rahim Shah at a purchase price of €685,000. The Company engaged in extensive operational, legal and financial due diligence in order to effect the acquisition. On August 16, 2022, Financial Conduct Authority, a UK financial regulatory body, approved the acquisition of Khyber Exchange by FFT UK.

Shanchun Huang, Chief Executive Officer of Future FinTech, commented, “We are pleased with the completion of the acquisition of Khyber Exchange since it further extends our fintech footprint and reach. Further, we believe that the acquisition will play an important role in the strategic transformation of the Company and that it lays a foundation for the internationalization of our business and income. Our objective is to become a diversified fintech enterprise that leverages current opportunities and integrates them into a comprehensive business platform.”

About Khyber Money Exchange Ltd.

Khyber Money Exchange Ltd. is a money transfer company with a platform for transferring money around the world via one of its agent locations or its online portal, mobile platform, or over the phone. Khyber Exchange was incorporated in February 2009, is headquartered in the UK and has offices in Germany and Italy; its website is https://khyberexchange.com.

About Future FinTech Group Inc.

Future FinTech Group Inc. is a blockchain application technology developer and fintech service provider incorporated in Florida. The Company’s operations include a blockchain-based online shopping mall platform, Chain Cloud Mall (“CCM”), supply chain financing services, asset management, and cryptocurrency market data services. The Company is also engaged in the development of blockchain based e-Commerce technology, cryptocurrency mining, money transfer service and financial service technology businesses. For more information, please visit http:/www.ftft.com/.

Safe Harbor Statement

Certain of the statements made in this press release are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2021 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:

Future FinTech Group Inc.
Tel: +1-888-622-1218
Email: ir@ftft.com

SOURCE: Future FinTech Group Inc.

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